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                                                                  EXHIBIT 11.1



            NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)

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
                                                                 FOR THE YEAR ENDED DECEMBER 31,
                            ------------------------------------------------------------------------------------------------------
                                            1998                              1997                             1996
                            --------------------------------- --------------------------------- ----------------------------------
                              Income       Shares   Per-Share   Income       Shares   Per-Share   Income       Shares    Per-Share
                            (Numerator) (Denominator) Amount  (Numerator) (Denominator) Amount  (Numerator) (Denominator)  Amount
                             ---------   -----------  ------   ---------   -----------  ------   ---------   -----------   ------
Income                        $ 5,287                           $ 4,864                           $ 3,761
                             ---------   -----------  ------   ---------   -----------  ------   ---------   -----------   ------
BASIC EPS
Income available
   to common shareholders     $ 5,287      $ 4,503    $ 1.17    $ 4,864        4,659    $ 1.04    $ 3,761        4,640     $ 0.81
                                                      ======                            ======                             ======

EFFECT OF DILUTIVE SECURITIES
   Stock options                               122                                90                                57
                              -------       ------              -------       ------              -------       ------

DILUTED EPS
Income available to common
   shareholders + assumed
   conversions                $ 5,287        4,625    $ 1.14    $ 4,864        4,749    $ 1.02    $ 3,761        4,697     $ 0.80
                              =======       ======    ======    =======       ======    ======    =======       ======     ======
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